CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 21, 1996 included in Essex County Gas Company's Form 10-K for the year ended August 31, 1996 and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
June 20, 1997